UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2024

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: (949) 542-3130

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
Appointment of Chief Accounting Officer
The Board of Directors of CareTrust REIT, Inc., a Maryland corporation (the “Company”), promoted Lauren Beale to the position of Senior Vice President, Chief Accounting Officer of the Company effective as of January 1, 2025, to serve until her successor is duly elected and qualifies. In this position, Ms. Beale will replace and succeed William M. Wagner as the Company’s principal accounting officer. Mr. Wagner will continue to serve as the Company’s Chief Financial Officer and Treasurer. Ms. Beale, age 37, has served as Controller of the Company since September 2014, and has most recently served in the position of Senior Vice President, Controller since February 2021.
In connection with Ms. Beale’s appointment as Chief Accounting Officer, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved an increase in Ms. Beale’s annual base salary to $355,500. The Compensation Committee also approved an annual cash incentive bonus target for Ms. Beale for 2025 of $289,733 that will be payable between 75% and 125% of target based on the Company’s achievement of specified performance metrics established by the Compensation Committee for 2025. Ms. Beale also participates in the Company’s long-term equity incentive award program and, in connection therewith, the Compensation Committee previously approved an award of 14,262 shares of restricted stock that will vest in three equal annual installments beginning on January 31, 2026. Ms. Beale will also enter into an indemnification agreement with the Company in the form previously approved by the Board of Directors and filed with the Securities and Exchange Commission as Exhibit 10.11 to the Company’s Current Report on Form 8-K on June 5, 2014.
There are no arrangements or understandings between Ms. Beale and any other person pursuant to which Ms. Beale was appointed as Chief Accounting Officer. There are also no family relationships between Ms. Beale and any director or executive officer of the Company and Ms. Beale has no direct or indirect interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On January 2, 2025, the Company issued a press release announcing the appointment of Ms. Beale as Chief Accounting Officer, which is furnished as Exhibit 99.1 hereto.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibits	Description

99.1	Press Release of the Company, dated January 2, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2025	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer